Exhibit 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 4, 1998 appearing on page 29 of Leggett & Platt, Incorporated and Subsidiaries' Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE LLP

St. Louis, Missouri
July 31, 1998